EXHIBIT 23.3


            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to (i) the incorporation by reference in this Registration Statement on Form S-3 of Gasco Energy, Inc. (the "Company") to Netherland, Sewell & Associates, Inc., independent petroleum engineers, and the report dated March 16, 2004, entitled Estimate of Reserves and Future Revenue to the Gasco Energy, Inc. Interest in Certain Oil and Gas
Properties Located in Riverbend Field Uintah County, Utah as of December 31, 2003 prepared by such independent petroleum engineers and (ii) to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                           NETHERLAND, SEWELL & ASSOCIATES, INC.
                                           By: /s/ G. Lance Binder
                                               G. Lance Binder
                                               Executive Vice President


Dallas, Texas
April 14, 2004